Sprout Social Announces Second Quarter 2020 Financial Results Above Guidance Range
Raises and Narrows 2020 Guidance
Second Quarter Total Revenue of $31.4 Million
24,356 Customers as of June 30, 2020

CHICAGO, August 5, 2020 - Sprout Social, Inc. (“Sprout Social”, the “Company”) (Nasdaq: SPT), an industry-leading provider of cloud-based social media management software, today announced financial results for its second quarter ended June 30, 2020.
“Sprout was fortunate to deliver a strong quarter despite numerous macro issues,” said Justyn Howard, Sprout Social’s CEO and co-founder. “We’re grateful to our team for continuing to elevate our business and our customers while facing these issues head-on. Our strong performance speaks to the fabric of this company and reinforces our conviction about the opportunities to help our customers lean into digital acceleration and the growing importance of social communication.”
“While we don’t know the depth or duration of the pandemic, our key metrics accelerated through the quarter and we have confidence in our ability to perform at the high end of the expectations that we shared with you in May.”

Second Quarter 2020 Financial Highlights

Revenue

•	Total revenue was $31.4 million, up 27% compared to the second quarter of 2019.

•	Organic revenue (excluding the impact of legacy Simply Measured revenue) was up 35% compared to the second quarter of 2019.

•	Total ARR was $130.8 million, up 27% compared to the second quarter of 2019.

•	Organic ARR was $129.4 million, up 35% compared to the second quarter of 2019.

Operating Income (Loss)

•	GAAP operating loss was ($8.3) million, compared to ($10.9) million in the second quarter of 2019.

•	Non-GAAP operating loss was ($5.9) million, compared to ($5.6) million in the second quarter of 2019.

Net Income (Loss)

•	GAAP net loss was ($8.3) million, compared to ($10.8) million in the second quarter of 2019.

•	Non-GAAP net loss was ($5.8) million, compared to ($5.5) million in the second quarter of 2019.

•
GAAP net loss per share was ($0.16) based on 50.5 million weighted-average shares of common stock outstanding, compared to ($0.64) based on 16.8 million weighted-average shares of common stock outstanding in the second quarter of 2019.

•
Non-GAAP net loss per share was ($0.11) based on 50.5 million weighted-average shares of common stock outstanding, compared to ($0.32) based on 16.8 million weighted-average shares of common stock outstanding in the second quarter of 2019.

Cash

•	Cash and equivalents and marketable securities totaled $129.5 million as of June 30, 2020, down from $137.4 million as of March 31, 2020.

•	Net cash used by operating activities was ($4.0) million, compared to ($2.6) million in the second quarter of 2019.

•	Free cash flow was ($4.5) million, compared to ($2.8) million in the second quarter of 2019.

See “Customer Metrics” and “Use of Non-GAAP Financial Measures” below for how Sprout Social defines total ARR, organic ARR, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and free cash flow and the financial tables that accompany this release for reconciliations of these measures to their closest comparable GAAP measures.

Customer Metrics

•	Grew number of customers to 24,356 as of June 30, 2020, up from 24,083 customers as of March 31, 2020, and up from 22,418 customers as of June 30, 2019.

•	Grew number of customers contributing over $10,000 in ARR to 2,544 customers as of June 30, 2020, up 54% compared to June 30, 2019.

Recent Customer Highlights

•
During the second quarter, we had the opportunity to help new customer brands like Woolworths, The NAACP, Eventbrite, Curaleaf, Bill.com, Autodesk, Teach For America and Intercontinental Hotels, among others.

Third Quarter and Updated 2020 Financial Outlook
For the third quarter of 2020, the Company currently expects:

•
Total revenue between $32.9 and $33.0 million, or overall growth of roughly 25%. We expect that our organic growth rate will exceed our reported growth rate by a mid to high single digit percentage point range.

•	Non-GAAP operating loss between ($7) million and ($6) million.

•	Non-GAAP net loss per share of between ($0.14) and ($0.12) based on approximately 50.6 million weighted average basic shares of common stock outstanding.
“We are pleased with our Q2 financial performance, which exceeded our guidance” said Joe Del Preto, CFO. “Given the improvements in the data we have seen and recent momentum across the business, we have growing confidence to perform in the upper half of our prior 2020 revenue range while continuing to make smart investments in support of long term growth.”
For the full year 2020, the Company is raising and narrowing guidance to reflect the following:

•
Total revenue between $128 to $130.5 million, or overall growth of 26% at the midpoint. We continue to expect that our organic growth rate will exceed our reported growth rate by a mid to high single digit percentage point range.

•	Non-GAAP operating loss between ($27) and ($25) million.

•	Non-GAAP net loss per share of between ($0.53) and ($0.49) based on approximately 50.6 million weighted average basic shares of common stock outstanding.

The Company’s third quarter and 2020 financial outlook is based on a number of assumptions that are subject to change and many of which are outside the Company’s control, including the impact of COVID-19 on our financial performance and customer demand. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

The Company does not provide guidance for operating loss, the most directly comparable GAAP measure to non-GAAP operating loss, or net loss per share, the most directly comparable GAAP measure to non-GAAP net loss per share, and similarly cannot provide a reconciliation between its forecasted non-GAAP operating loss and non-GAAP net loss per share and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.
Conference Call Information
Sprout Social will host a conference call and webcast scheduled at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) today, August 5, 2020 to discuss financial results and business highlights. The conference call can be accessed by dialing (877) 658-9099 from the United States and Canada or (602) 563-8734 internationally with conference ID 2484995. The live webcast of the conference call can be accessed from Sprout Social’s investor relations website at http://investors.sproutsocial.com.

Following the completion of the call through 8:00 p.m. Eastern Time on August 12, 2020, a telephone replay will be available by dialing (855) 859-2056 from the United States and Canada or (404) 537-3406 internationally with conference ID 2484995. A webcast replay will also be available at http://investors.sproutsocial.com for 12 months.
About Sprout Social
Sprout Social offers deep social media listening and analytics, social management, customer care, and advocacy solutions to more than 24,000 brands and agencies worldwide. Sprout’s suite of solutions supports every aspect of a cohesive social program and enables organizations of all sizes to extend their reach, amplify their brand and create the kind of real connection with their consumers that drives their businesses forward. Headquartered in Chicago, Sprout operates across major social and digital platforms, including Twitter, Facebook, Instagram, Pinterest, LinkedIn and Google.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to the impact on our business and the businesses of our prospective and existing customers of the COVID-19 pandemic, our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q3 and 2020 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, the effects of the COVID-19 pandemic and the governmental actions taken to combat the pandemic may materially affect how we and our customers operate our businesses, and the duration and extent to which this threatens our future results of operations and overall financial performance remains uncertain, any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, changing regulations relating to privacy, information security and data protection could increase our costs, affect or limit how we collect and use personal information and harm our brand, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 28, 2020, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 7, 2020, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 to be filed with the SEC, as well as any other future quarterly and current reports that we file with the SEC. Moreover, you should interpret many of the risks identified in those reports as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprout Social at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Sprout Social assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Non-GAAP operating loss. We define non-GAAP operating loss as GAAP loss from operations, excluding stock-based compensation expense. We believe non-GAAP operating loss provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance, particularly given the impact of stock-based compensation expense recognized after the completion of our December 2019 IPO.

Non-GAAP net loss. We define non-GAAP net loss as GAAP net loss and comprehensive loss, excluding stock-based compensation expense. We believe non-GAAP net loss provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this non-GAAP financial measure eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance, particularly given the impact of stock-based compensation expense recognized after the completion of our December 2019 IPO.

Non-GAAP net loss per share. We define non-GAAP net loss per share as GAAP net loss per share attributable to common shareholders, basic and diluted, excluding stock-based compensation expense. We believe non-GAAP net loss per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this non-GAAP financial measure eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance, particularly given the impact of stock-based compensation expense recognized after the completion of our December 2019 IPO.

Free cash flow. We define free cash flow as net cash used in operating activities less purchases of property and equipment. Free cash flow does not reflect our future contractual obligations or represent the total increase or decrease in our cash balance for a given period. We believe free cash flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash used in our core operations that, after purchases of property and equipment, is not available for strategic initiatives.

Free cash flow margin. We define free cash flow margin as free cash flow as a percentage of revenue.

Customer Metrics

Number of customers. We define a customer as a unique account, multiple accounts containing a common non-personal email domain or multiple accounts governed by a single agreement. Number of customers excludes customers exclusively using legacy products obtained through the acquisition of Simply Measured. We believe that the number of customers using our platform is an indicator not only of our market penetration, but also of our potential for future growth as our customers often expand their adoption of our platform over time based on an increased awareness of the value of our platform and products.

Number of customers contributing more than $10,000 in ARR. We define number of customers contributing more than $10,000 in ARR as those on a paid subscription plan that had more than $10,000 in ARR as of a period end. We view the number of customers that contribute more than $10,000 in ARR as a measure of our ability to scale with our customers and attract larger organizations. We believe this represents potential for future growth, including expanding within our current customer base.

Total annual recurring revenue (“total ARR”). We define total ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last date of the specified period. We believe total ARR is an indicator of the scale of our entire platform while mitigating fluctuations due to seasonality and contract term.

Organic ARR. We define organic ARR as total ARR excluding the impact of recurring revenue generated from legacy Simply Measured products. We believe organic ARR is an indicator of the scale and visibility of our core platform while mitigating fluctuations due to seasonality and contract term.

Availability of Information on Sprout Social’s Website and Social Media Profiles
Investors and others should note that Sprout Social routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Sprout Social Investors website. We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Sprout Social Investors website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Sprout Social to review the information that it shares at the Investors link located at the bottom of the page on www.sproutsocial.com and to regularly follow our social media profiles. Users may automatically receive email alerts and other information about Sprout Social when enrolling an email address by visiting "Email Alerts" in the "Shareholder Services" section of Sprout Social's Investor website at https://investors.sproutsocial.com/.

Social Media Profiles:
www.twitter.com/SproutSocial
www.facebook.com/SproutSocialInc
www.linkedin.com/company/sprout-social-inc-/
www.instagram.com/sproutsocial

Contact

Media:
Kristin Johnson
Email: kristin@sproutsocial.com
Phone: (312) 281-2073

Investors:
Jason Rechel
Email: jason.rechel@sproutsocial.com
Phone: (773) 570-4892

Sprout Social, Inc.
Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,
	2020	2019
Revenue
Subscription	$31,190	$24,669
Professional services and other	212	94
Total revenue	31,402	24,763
Cost of revenue(1)
Subscription	8,178	6,154
Professional services and other	142	60
Total cost of revenue	8,320	6,214
Gross profit	23,082	18,549
Operating expenses
Research and development(1)	7,712	6,424
Sales and marketing(1)	14,184	11,728
General and administrative(1)	9,528	11,277
Total operating expenses	31,424	29,429
Loss from operations	(8,342)	(10,880)
Interest expense	(96)	(77)
Interest income	53	90
Other income	101	131
Loss before income taxes	(8,284)	(10,736)
Income tax expense	18	19
Net loss and comprehensive loss	$(8,302)	$(10,755)
Net loss per share attributable to common shareholders, basic and diluted	$(0.16)	$(0.64)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	50,527,432	16,753,014

(1) Includes stock-based compensation expense as follows:

	Three Months Ended June 30,
	2020	2019
Cost of revenue	$169	$—
Research and development	450	—
Sales and marketing	697	—
General and administrative	1,165	5,298
Total stock-based compensation expense	$2,481	$5,298

Sprout Social, Inc.
Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
(in thousands, except share and per share data)

	Six Months Ended June 30,
	2020	2019
Revenue
Subscription	$61,519	$48,001
Professional services and other	418	141
Total revenue	61,937	48,142
Cost of revenue(1)
Subscription	16,264	11,969
Professional services and other	264	90
Total cost of revenue	16,528	12,059
Gross profit	45,409	36,083
Operating expenses
Research and development(1)	14,993	12,776
Sales and marketing(1)	28,078	22,180
General and administrative(1)	21,624	17,361
Total operating expenses	64,695	52,317
Loss from operations	(19,286)	(16,234)
Interest expense	(191)	(129)
Interest income	513	195
Other income	203	280
Loss before income taxes	(18,761)	(15,888)
Income tax expense	21	30
Net loss and comprehensive loss	$(18,782)	$(15,918)
Net loss per share attributable to common shareholders, basic and diluted	$(0.37)	$(0.95)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	50,263,061	16,832,105

(1) Includes stock-based compensation expense as follows:

	Six Months Ended June 30,
	2020	2019
Cost of revenue	$464	$—
Research and development	934	—
Sales and marketing	1,166	—
General and administrative	3,439	5,298
Total stock-based compensation expense	$6,003	$5,298

Sprout Social, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share data)

	June 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$79,792	$135,310
Marketable securities	49,671	—
Accounts receivable, net of allowances of $1,691 and $706 at June 30, 2020 and December 31, 2019, respectively	14,089	11,099
Deferred Commissions	6,715	5,574
Prepaid expenses and other assets	4,157	5,050
Total current assets	154,424	157,033
Property and equipment, net	13,410	13,529
Deferred commissions, net of current portion	6,367	5,505
Operating lease, right-of-use asset	10,443	5,618
Goodwill	2,299	2,299
Intangible assets, net	4,769	5,482
Other assets, net	124	125
Total assets	$191,836	$189,591
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$2,228	$2,049
Deferred revenue	35,264	29,566
Operating lease liability	1,941	2,331
Accrued wages and payroll related benefits	4,456	4,053
Accrued expenses and other	5,823	5,057
Total current liabilities	49,712	43,056
Deferred revenue, net of current portion	201	209
Operating lease liability, net of current portion	22,889	18,196
Total liabilities	72,802	61,461

Stockholders' equity

Class A common stock, par value $0.0001 per share; 1,000,000,000 shares authorized; 43,761,312 and 40,961,808 shares issued and outstanding at June 30, 2020, respectively; 41,714,870 and 39,041,065 shares issued and outstanding, at December 31, 2019, respectively	4	4
Class B common stock, par value $0.0001 per share; 25,000,000 shares authorized; 10,081,127 and 9,927,749 shares issued and outstanding at June 30, 2020, respectively; 9,803,933 shares issued and outstanding at December 31, 2019	1	1
Additional paid-in capital	280,104	263,943
Treasury stock, at cost	(26,905)	(20,430)
Accumulated deficit	(134,170)	(115,388)
Total stockholders’ equity	119,034	128,130
Total liabilities and stockholders’ equity	$191,836	$189,591

Sprout Social, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended June 30,
	2020	2019
Cash flows from operating activities
Net loss	$(8,302)	$(10,755)
Adjustments to reconcile net loss to net cash (used in) operating activities
Depreciation of property and equipment	709	666
Amortization of line of credit issuance costs	53	51
Amortization of premium on investments	51	—
Amortization of acquired intangible assets	356	386
Amortization of deferred commissions	1,787	1,106
Amortization of right-of-use operating lease asset	378	270
Stock-based compensation expense	2,481	5,298
Provision for accounts receivable allowances	430	463
Changes in operating assets and liabilities
Accounts receivable	(2,208)	1,411
Prepaid expenses and other current assets	1,120	(774)
Deferred commissions	(2,917)	(1,520)
Accounts payable and accrued expenses	1,247	858
Deferred revenue	1,391	283
Lease liabilities	(618)	(310)
Net cash (used in) operating activities	(4,042)	(2,567)
Cash flows from investing activities
Purchases of property and equipment	(495)	(219)
Purchases of marketable securities	(49,722)	—
Net cash (used in) investing activities	(50,217)	(219)
Cash flows from financing activities
Payments for line of credit issuance costs	6	—
Proceeds from exercise of stock options	138	39
Employee taxes paid related to the net share settlement of stock-based awards	(3,253)	—
Payments of deferred offering costs	(216)	(327)
Net cash provided by (used in) financing activities	(3,325)	(288)
Net increase (decrease) in cash and cash equivalents	(57,584)	(3,074)
Cash and cash equivalents
Beginning of period	137,376	21,918
End of period	$79,792	$18,844

Sprout Social, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities
Net loss	$(18,782)	$(15,918)
Adjustments to reconcile net loss to net cash (used in) operating activities
Depreciation of property and equipment	1,434	1,335
Amortization of line of credit issuance costs	118	98
Amortization of premium on investments	51	—
Amortization of acquired intangible assets	713	771
Amortization of deferred commissions	3,414	2,126
Amortization of right-of-use operating lease asset	687	587
Stock-based compensation expense	6,003	5,298
Provision for accounts receivable allowances	1,340	685
Changes in operating assets and liabilities
Accounts receivable	(4,330)	643
Prepaid expenses and other current assets	807	(876)
Deferred commissions	(5,417)	(2,748)
Accounts payable and accrued expenses	942	(660)
Deferred revenue	5,690	2,848
Lease liabilities	(1,215)	(629)
Net cash (used in) operating activities	(8,545)	(6,440)
Cash flows from investing activities
Purchases of property and equipment	(808)	(375)
Purchases of marketable securities	(49,722)	—
Net cash (used in) investing activities	(50,530)	(375)
Cash flows from financing activities
Proceeds from underwriters' purchase of over-allotment shares, related to the Company's initial public offering, net of underwriters' discounts and commissions	9,954	—
Payments for line of credit issuance costs	(126)	(47)
Proceeds from exercise of stock options	280	45
Employee taxes paid related to the net share settlement of stock-based awards	(6,335)	—
Payments of deferred offering costs	(216)	(529)
Net cash provided by (used in) financing activities	3,557	(531)
Net increase (decrease) in cash and cash equivalents	(55,518)	(7,346)
Cash and cash equivalents
Beginning of period	135,310	26,190
End of period	$79,792	$18,844

The following schedule reflects our non-GAAP financial measures and reconciles our non-GAAP financial measures to the related GAAP financial measures (in thousands, except per share data):

Summary of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Non-GAAP operating loss	$ (5,861)	$ (5,582)	$ (13,283)	$ (10,936)
Non-GAAP net loss	(5,821)	(5,457)	(12,779)	(10,620)
Non-GAAP net loss per share	(0.11)	(0.32)	(0.25)	(0.63)
Free cash flow	$ (4,537)	$ (2,786)	$ (9,353)	$ (6,815)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of Non-GAAP operating loss
Loss from operations	$ (8,342)	$ (10,880)	$(19,286)	$(16,234)
Stock-based compensation expense	2,481	5,298	6,003	5,298
Non-GAAP operating loss	$ (5,861)	$ (5,582)	$ (13,283)	$ (10,936)

Reconciliation of Non-GAAP net loss
Net loss and comprehensive loss	$ (8,302)	$ (10,755)	$(18,782)	$(15,918)
Stock-based compensation expense	2,481	5,298	6,003	5,298
Non-GAAP net loss	$ (5,821)	$ (5,457)	$ (12,779)	$ (10,620)

Reconciliation of Non-GAAP net loss per share
Net loss per share attributable to common shareholders, basic and diluted	$ (0.16)	$ (0.64)	$ (0.37)	$ (0.95)
Stock-based compensation expense per share	0.05	0.32	0.12	0.32
Non-GAAP net loss per share	$ (0.11)	$ (0.32)	$ (0.25)	$ (0.63)

Reconciliation of free cash flow
Net cash (used in) operating activities	$ (4,042)	$ (2,567)	$(8,545)	$(6,440)
Purchases of property and equipment	(495)	(219)	(808)	(375)
Free cash flow	$ (4,537)	$ (2,786)	$ (9,353)	$ (6,815)